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EXHIBIT 21 - SUBSIDIARIES



                    MICROS SYSTEMS, INC. AND SUBSIDIARIES




                                       Jurisdiction
                                            of
  Name of Subsidiary                   Incorporation
  ------------------                   -------------
Fidelio France S.A.                        France

Fidelio Software                          Delaware
  Corporation

Fidelio Software U.K.                 England & Wales
  Limited

MICROS of Delaware, Inc.                  Delaware

MICROS Foreign Sales                      Barbados
  Corporation

MICROS of South Florida, Inc.             Maryland

MICROS Systems AG                       Switzerland
  (Ltd.)

MICROS Systems                        Federal Republic
  Deutschland GmbH                      of Germany

MICROS Systems Hispania                    Spain

MICROS Systems Holdings               Federal Republic
  GmbH                                   of Germany

MICROS Systems (U.K.)                  United Kingdom
  Ltd.

MICROS Systems Services               Federal Republic
  GmbH                                  of Germany

MSI Delaware, Inc.                        Delaware


The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.




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